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                              Exhibit 5.1

                           LONG ALDRIDGE & NORMAN LLP
                           303 Peachtree Street, N.E.
                                   Suite 5300
                            Atlanta, Georgia  30308




                                February 6, 1998


Pediatric Services of America, Inc.
310 Technology Parkway
Norcross, GA 30092

               Re:  Pediatric Services of America, Inc.
                    Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to Pediatric Services of America, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") and the filing thereof with the Securities and Exchange Commission for the reoffer and resale of certain securities of the Company owned of record by ChoicePoint Services, Inc. (the "Selling Shareholder"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, approximately 495,050 shares (the "Shares") of common stock, par value $.01 per share, of the Company.

     The opinion hereinafter set forth is given to the Company pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matter set forth in numbered paragraph (1) below (our "Opinion"), and no opinion is implied or to be inferred beyond such matter. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

     Our Opinion is furnished for the benefit of the Company solely with regard to the Registration Statement, may be relied upon by the Company only in connection with the Registration Statement and may not otherwise be relied upon, used, quoted or referred to by or filed with any other person or entity without our prior written permission.

     In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion, including, without limitation, resolutions duly adopted by the Board of Directors of the
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Company on November 4, 1997 authorizing and approving the preparation and filing of the Registration Statement. In making all of our examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the due execution and delivery of all documents by any persons or entities where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.

     As to various factual matters that are material to our Opinion, we have relied upon the factual statements set forth in certificates of officers of the Company and originals or copies of certificates of various public officials and other independent third persons. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

     The members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. Because the Company is organized under, and the subject of our Opinion therefore is governed by, the General Corporation Law of the State of Delaware (the "Delaware GCL"), we do not herein express any opinion concerning any matter respecting or affected by any laws other than the laws set forth in the Delaware GCL that are now in effect and that, in the exercise of reasonable professional judgment, are normally considered in transactions such as those described in the Registration Statement. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.

     Based upon and subject to the foregoing, we are of the Opinion that:

     (1) the Shares to be sold by the Selling Shareholder are validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,

                              LONG ALDRIDGE & NORMAN LLP

                              By:/s/ Thomas Wardell
                                 -------------------------
                                 Thomas Wardell